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                                                                   Exhibit 10.49


     Master Lease Agreement No.: 196-0181

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this "Lease") is between HELLER FINANCIAL LEASING, INC., a Delaware corporation ("Lessor"), with an office address at 500 West Monroe Street, Chicago, IL 60661 and STAR SCIENTIFIC, INC., a Delaware corporation with its address and principal place of business at 801 Liberty Way, Chester, Virginia 23836 and STAR TOBACCO & PHARMACEUTICALS, INC., a Virginia corporation with its address and principal place of business at 801 Liberty Way, Chester, Virginia 23836 (individually and collectively, "Lessee") which parties hereby agree as follows:

1. LEASING OF EQUIPMENT: Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee and Lessee agrees to hire from Lessor the equipment (the "Equipment"; a unit or part thereof being sometimes hereinafter referred to as an "item") described in any Master Lease Schedule hereto, now or hereafter executed by the parties (each, a "Schedule"). Nothing contained herein shall obligate either party to execute any Schedule subsequent to the date hereof. The Equipment shall be delivered and installed at the location specified or referred to in the applicable Schedule. The Equipment shall be deemed to have been accepted by Lessee for all purposes under this Lease as of the Acceptance Date (defined below) shown on the executed Delivery and Acceptance Certificate (an "Acceptance Certificate") with respect to such Equipment. Any modifications to this Lease contained in any Schedule shall be controlling, but only with respect to the Equipment described in such Schedule. Until and unless a Schedule is sold, assigned or otherwise transferred by Lessor, or Lessor and Lessee expressly agree otherwise in writing, this Lease, all Riders hereto or to any Schedule, now or hereafter executed by the parties (each, a "Rider"), and all Schedules shall constitute one lease, and references to this Lease shall include all such Riders and Schedules. In the event that a Schedule is sold, assigned or otherwise transferred by Lessor, such Schedule and all Riders thereto shall be deemed to be a separate lease, which shall include and incorporate each term and condition in this Lease and all Riders hereto. As used herein, "Equipment Cost" shall have the same meaning and value as set forth in each applicable Schedule.

2. TERM, RENT AND PAYMENT: (a) The term of this Lease for each respective Item (the "Term") shall commence on the date set forth in the Acceptance Certificate therefor (the "Acceptance Date") and, unless sooner terminated pursuant to
Section 9 or 17, shall


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continue for the period specified as the "Term" in the applicable Schedule. If any Term shall be extended or this Lease is renewed pursuant to an extension or renewal option, the word "Term" shall include all such extensions and renewals, and all provisions of this Lease shall apply during all extension and renewal periods, except as may be specifically provided otherwise in any Rider, Schedule or other written agreement applicable thereto.

(b) Lessee agrees to pay to Lessor's order basic rent for each Item in the amount therefor set forth in the applicable Schedule ("Basic Rent"), plus a per diem, pro-rata portion of the periodic Basic Rent for any Interim period ("Interim Rent") from the Acceptance Date through the day immediately preceding the "Commencement Date" set forth in the applicable Schedule. (Unless otherwise stated in the applicable Schedule, the "Commencement Date" shall be the first day of the first calendar month immediately following the Acceptance Date.) Interim Rent for Items covered by a particular Schedule shall be due on the Commencement Date. The first Basic Rent payment for Items covered by a particular Schedule shall be due on the day of the period specified in such Schedule. Subsequent Basic Rent payments for the Items described in the applicable Schedule shall be due on the same day of each applicable period thereafter. Any payment due on a day which is not a business day shall be made on the following business day.

(c) Basic Rent, Interim Rent and all other amounts payable to Lessor under any provision of this Lease (collectively, "Rent") shall, unless Lessor otherwise directs, be paid to Lessor at its office address set forth above and shall be deemed received when good funds are received by Lessor. Lessee agrees to pay Lessor on demand an administrative and late charge on all Rent not paid within 10 business days of the date due hereunder equal to the lesser of: (i) 5% of the amount not timely paid or (ii) the maximum rate permitted by applicable law.

3. DISCLAIMER: LESSOR IS NEITHER THE MANUFACTURER NOR SELLER OF THE EQUIPMENT, AND MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED. LESSEE UNDERSTANDS AND AGREES THAT NO WARRANTY IS TO BE IMPLIED WITH RESPECT TO THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, THE FITNESS


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OF THE EQUIPMENT FOR A PARTICULAR PURPOSE, THE ACCURACY OF THE DESCRIPTION OF
THE EQUIPMENT, OR WITH RESPECT TO INFRINGEMENT, INTERFERENCE OR THE LIKE. LESSOR SHALL NOT BE LIABLE IF, FOR WHATEVER REASON, THE EQUIPMENT IS DELAYED OR NOT DELIVERED TO LESSEE.

4. QUIET ENJOYMENT: So long as no Event of Default (as defined below) exists, Lessor will not interfere with Lessee's quiet enjoyment and use of the Equipment during the Term therefor.

5. NET LEASE; NO SET-OFF: This Lease is a net lease and Lessee shall not be entitled to any abatement or reduction of, or set-off against, any Rent by reason of any (i) past, present or future claim against Lessor or any successor or assignee of Lessor or any supplier of any Item or any other person, (ii) defect in or damage to, or loss, prohibition, restriction on use, damage or destruction of, any Item (except as expressly provided otherwise in Section 9) from whatever cause, or (iii) other cause whatsoever, whether similar or dissimilar to the foregoing, it being the intention of the parties that all Rent shall continue to be payable in all events in the manner and at the times specified in this Lease and that Lessee's obligation to pay Rent shall be absolute and unconditional unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

6. USE, LOCATION AND POSSESSION; LIENS: (a) Lessee shall use each Item in a careful and proper manner and for the use contemplated by the manufacturer thereof and in compliance with all applicable laws, rules, and regulations and the provisions of the insurance required to be maintained hereunder and the terms of any manufacturer's warranty. Each Item shall at all times be kept at the location specified in the applicable Schedule unless Lessor has given prior written consent to a change in location. Lessee shall at all times keep each
Item in its possession and control.


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(b) Lessee shall keep each Item free and clear of all claims, liens, pledges, rights of others or other encumbrances, and shall not create, incur, assume or suffer to exist any thereof in, on, of, or to any Item (collectively "Liens"), other than those arising by, through or under Lessor ("Lessor Liens").

(c) Lessor shall have the right as owner, but not the obligation, at all reasonable times to enter upon the premises where the Equipment is located or used to inspect the Equipment and Lessee's records relating thereto. Such inspection shall be for, among other things, determining whether Lessee is properly complying with its obligations hereunder. Neither Lessee nor any third party may rely upon any such inspections by Lessor and Lessor shall not be obligated to inform Lessee or any third party of the result of any such inspection. Any inspection that is not followed by a notice of an Event of Default shall not constitute a waiver of any Event of Default then existing and Lessor's failure to inspect the Equipment or to discover any information regarding the Equipment shall not constitute a waiver of any of Lessor's rights hereunder.

7. MAINTENANCE AND SERVICE; IMPROVEMENTS: (a) Lessee shall, at its expense, at all times maintain, service and repair each Item as would a prudent owner of such Item, and in any event so as to keep each Item in good operating condition, ordinary wear and tear excepted, in compliance with all applicable laws, rules, regulations, and manufacturer's recommended basic warranty, extended warranty and/or maintenance program requirements, and as otherwise may be required to enforce warranty claims against each vendor and manufacturer of each Item. To the extent that Lessee's maintenance, repair or servicing standards exceed the foregoing, then Lessee shall keep each Item in at least as good condition as other comparable equipment owned or used by Lessee. In addition, Lessee shall, at its expense, comply with all maintenance requirements set forth by Lessor in any applicable Rider now or hereafter executed by the parties. Lessee shall, if at any time requested to do so by Lessor, affix in a prominent position on each Item plates, tags or other identifying labels showing ownership thereof by Lessor.


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(b) Any alterations or modifications with respect to any Item that may be required at any time during the Term therefor to comply with any applicable law or any governmental or other rule or regulation shall be made by Lessee, at its expense, and shall thereupon become the property of Lessor.

(c) Unless required pursuant to Subsection (b), Lessee shall not, without Lessor's prior consent, affix or install any accessory, equipment, or device on, or modify, any Item if such addition or modification will impair the original function or use thereof or cannot be readily removed without causing damage to such Item. Further, Lessee shall not, without Lessor's prior written consent, affix or install any Item to or in any other personal property, or to or in any real property so that such Item shall constitute a fixture. Upon Lessor's request, Lessee shall obtain and deliver to Lessor disclaimers or waivers from all owners and/or mortgagees of real estate in which any Item is located in form and content acceptable to Lessor.

8. NO AGENCY: Lessee acknowledges that it alone has selected the Equipment and the supplier(s) thereof; that it has reviewed and approved each written supply contract and purchase order covering the Equipment, or has been advised by Lessor in writing of the identity of each supplier, that it may have rights under each such supply contract and purchase order, and that it may contact each supplier for a description of any such rights and/or supplier's warranty. Nothing herein contained shall be construed to deprive Lessee of whatever rights Lessee may have against parties other than Lessor or Lessor's assignee, such as the supplier or manufacturer of any Item, and Lessee agrees to look solely to such third parties with respect to any and all claims concerning the Equipment. So long as no Event of Default exists, Lessee may pursue such claims for the mutual benefit of Lessor and Lessee in accordance with their interests in the Equipment. Without in any way limiting any other provision in this Lease, Lessor shall not in any event be liable for any consequential damages hereunder or with respect to any Item. No supplier is the agent of Lessor and no employee of any supplier is authorized to waive, supplement or otherwise alter any provision of this Lease. Lessee and Lessor hereby agree that they intend this Lease to be a "Finance Lease" as defined by Article 2A of the


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Uniform Commercial Code (the "UCC"). Lessee acknowledges that Lessee has reviewed and approved any written "Supply Contract" covering the Equipment from any "Supplier" (as those terms are defined in Article 2A of the UCC).

9. RISK OF DAMAGE AND LOSS: Lessee assumes and shall be solely responsible for the entire risk of any Item being lost, destroyed, damaged, stolen, confiscated or condemned, from whatever source, until the date such Item is returned and accepted by Lessor (the "Return Date") in accordance with Section 12. In the event of any damage to any Item, Lessee, at its expense, shall promptly repair the same, restoring it to the condition required to be maintained hereunder. If any Item is lost, destroyed, stolen, damaged in such a way that it is not commercially reasonable to repair it (or such repairs are not completed within 60 days of the damage or by the end of the Term with respect thereto, whichever is shorter), confiscated or condemned (each, an "Event of Loss"), then Lessee shall pay to Lessor the Stipulated Loss Value (as defined below) of such Item and all other Rent owing with respect to such Item, which such payment shall be due on the first to occur of (i) the end of the Term with respect thereto or
(ii) the sooner of (A) 60 days after such Event of Loss or (B) the second Basic Rent payment date with respect to such Item following such Event of Loss. Lessor and Lessee shall execute a Stipulated Loss Value Rider applicable to each Item and the Stipulated Loss Value for each Item shall be as set forth therein (the "Stipulated Loss Value").

Upon due payment by Lessee of all such amounts, this Lease shall terminate with respect to such Item and Lessor shall transfer title thereto to Lessee, without representation or warranty other than as to Lessor Liens. So long as no Event of Default exists, any proceeds of insurance required hereunder received by Lessor with respect to any damage or Event of Loss respecting any Equipment shall be paid to Lessee to the extent necessary to reimburse Lessee for costs incurred and paid by Lessee in repairing the same or shall be credited against amounts payable by Lessee with respect to the Equipment involved.

10. INSURANCE: Lessee shall, at its expense, at all times through the Return Date (i) keep the Equipment insured against all risks of loss or damage from every cause


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whatsoever in an amount not less than the greater of fair market value or the
Stipulated Loss Value thereof, and (ii) obtain liability insurance, including automobile coverage if the Equipment includes motor vehicles, respecting the Equipment covering liability for bodily injury, including death and property damage, in an amount of at least $5 million per occurrence or such greater amount as may comply with general industry standards, or such greater amount as Lessee may maintain, or in such other amounts as Lessor may from time to time require.

Lessor shall be named loss-payee with respect to damage or loss to the Equipment with no provision for co-insurance and shall be named as an additional insured on the liability insurance. All insurance shall be with insurers and in form satisfactory to Lessor; have a deductible not to exceed $50,000 per occurrence, or such other amount as Lessor may from time to time require; shall provide for at least 30 days' prior written notice to Lessor before any cancellation or material modification thereof; shall waive any claim for premium against Lessor; and shall provide that Lessor will be insured regardless of any breach by Lessee of any representation, warranty or covenant in any such policy or any application therefor. Lessee shall deliver to Lessor certificates of insurance and other evidence satisfactory to Lessor evidencing the insurance required hereby, and at Lessor's request Lessee will furnish copies of such policies to Lessor. In the case of renewals, evidence of renewal shall be delivered to Lessor at least 5 days prior to expiration of the current policy.

In the event Lessee fails to provide Lessor with evidence of the insurance coverage required by this Lease, Lessor may purchase insurance at Lessee's expense to protect Lessor's interests in the Equipment. This insurance may, but need not, protect Lessee's interests. The coverage purchased by Lessor may not pay any claim made by Lessee or any claim that is made against Lessee in connection with the Equipment. Lessee may later cancel any insurance purchased by Lessor, but only after providing Lessor with evidence that Lessee has obtained insurance as required by this Lease. If Lessor purchases insurance for the Equipment, Lessee will be responsible for the costs of that insurance, including interest and other charges imposed by Lessor in connection with the


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placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Rent. The costs of the insurance may be more than the cost of insurance Lessee is able to obtain on its own.

11. ACCEPTANCE: By its execution of any Acceptance Certificate, Lessee warrants and agrees that the Equipment covered thereby conforms to the specifications and requirements of Lessee and that, as between Lessee and Lessor, it was delivered in good repair and that Lessee has unconditionally accepted it hereunder "AS IS" and "WITH ALL FAULTS" as of the Acceptance Date.

12. RETURN OF EQUIPMENT: Upon the expiration or earlier termination or cancellation of this Lease with respect to any Item, except in the case of retention by Lessee upon purchase of the Equipment in accordance with any applicable Rider now or hereafter executed by the parties, Lessee shall, at its own cost and expense, promptly return such Item to Lessor to such location as Lessor may specify, for acceptance by Lessor in the condition required to be maintained hereunder or in the condition specified in any applicable Rider now or hereafter executed by the parties. Lessee shall pay for any repairs required to place the Equipment in such condition. In the event Lessee shall not surrender up and redeliver any Item to Lessor as herein required or shall not timely pay the purchase price for any Item under any applicable Rider now or hereafter executed by the parties, then the Term with respect to all of the Items of Equipment covered by the Schedule covering the Item in question shall continue (and, without limiting Lessee's other obligations, Lessee shall pay to Lessor Basic Rent for all such Items of Equipment at the highest rate payable during the Term) until the Item is duly returned, restored to the proper condition and accepted by Lessor or the purchase price is paid in accordance with the applicable Rider.

13. GENERAL TAX INDEMNITY: Lessee agrees to pay and indemnify, on an after-tax basis, Lessor against all income, sales, use, personal property, ad valorem, value added, leasing, stamp or other taxes, levies, imposts, fees, duties, charges or withholdings of any nature, including all license and registration fees, together with any penalties, fines or


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interest thereon (collectively, "Impositions") arising out of the transactions contemplated by this Lease (including the acquisition of any Item prior to the Acceptance Date) and imposed against Lessor, Lessee, this Lease (including any
Rent) or the Equipment or any Item by the United States or any state or political subdivision thereof or any foreign government or taxing authority, excluding, however, any Impositions based on or measured by the net income of Lessor imposed by the United States or any state or political subdivision thereof. Lessee will notify Lessor of the need to file any reports and returns relating to any Imposition at least 60 days before the due date thereof and will remit any amounts payable in connection therewith to Lessor 10 days before payment is due. Lessor shall prepare and file all returns, and pay all Impositions, unless Lessor directs Lessee otherwise. In the event that Lessor pays any such Impositions, Lessee will on demand reimburse Lessor for the full amount paid by Lessor therefor. Lessor shall have no obligation to contest or refuse to pay any Imposition. Lessee acknowledges that in some jurisdictions Impositions may not be billed, audited, assessed or due until after this Lease has terminated and agrees that in such event, Lessee will remain liable for such Impositions notwithstanding such termination. Lessor makes no warranty, express or implied, regarding lessee's tax or accounting treatment of this Lease.

14. INTENTIONALLY DELETED

15. GENERAL INDEMNIFICATION: Lessee hereby agrees to indemnify, save, protect, defend and keep harmless Lessor, and its agents, directors, employees, successors and assigns, from and against any and all losses, damages (including indirect, special or consequential damage), harm, expenses, including legal fees (and a reasonable allocation of the compensation, costs and expenses of internal counsel, based upon time spent), penalties, injuries, claims, actions and suits, of whatsoever kind and nature, in contract, tort or otherwise, whether caused by the active or passive negligence of Lessor (excluding, however, Lessor's gross negligence or willful misconduct) or otherwise and including Lessor's strict liability in tort, in any way arising out of, related to or in connection with the selection, modification, purchase, acceptance, rejection, ownership, delivery, lease, possession, maintenance, use, condition (including latent or other defects,


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whether or not discoverable by Lessor or Lessee, and any claim for patent, trademark or copyright infringement), return of, or operation of any Item prior to its Return Date or relating to any default by Lessee or Event of Default.

16. DEFAULT: Each of the following shall constitute an event of default (an "Event of Default") hereunder.

(a) Lessee shall fail to make any payment of Rent within ten (10) business days after the same shall become due and payable;

(b) Lessee or any guarantor of all or any part of Lessee's obligations under this Lease (a "Guarantor") shall fail to pay or perform, as and when due (including any applicable grace period), any obligations to Lessor or any of its affiliates arising under or in connection with this Lease, including, but not limited to, Lessee's obligation under Sections 6, 7, 9 and 10 hereof, or arising under any other document or instrument including, but not limited to, any document or instrument executed in connection with any other presently existing or future loans, leases or other credit arrangements from Lessor or any of its affiliates in favor of Lessee, or otherwise;

(c) Lessee or any Guarantor shall make any representation or warranty, respectively, in this Lease or in any certificate or statement furnished at any time hereunder or in connection with this Lease which proves to have been untrue or misleading in any material respect when made or furnished;

(d) Lessee or any Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, administration, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; or Lessee or any Guarantor shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; or Lessee or any Guarantor shall apply for or permit the appointment by


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consent or acquiescence of a receiver, custodian administrator, or trustee for all or a substantial part of its property; or Lessee or any Guarantor shall make an assignment for the benefit of creditors; or Lessee or any Guarantor shall be unable or shall fail to pay its debts generally as such debts become due; or Lessee or any Guarantor shall admit, in writing, its inability or failure to pay its debts generally as such debts become due;

(e) There shall have been filed against Lessee or any Guarantor an involuntary petition in bankruptcy or seeking liquidation, administration, reorganization, arrangement, readjustment or its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, or Lessee or any Guarantor shall suffer or permit the involuntary appointment of a receiver, custodian, administrator, or trustee for all or a substantial part of its property; or Lessee or any Guarantor shall suffer or permit the issuance of a warrant of attachment, diligence, execution or similar process against all or any substantial part of its property; unless, in each other case, such petition, appointment or process is fully bonded against, vacated or dismissed within forty-five (45) days from its effective date, but not later than ten (10) days prior to any proposed disposition of any assets pursuant to any such proceeding;

(f) The occurrence of any default in the payment or performance of any debt or other obligations (including, but not limited to, capital lease obligations or any corporate guaranty) either (i) owed by Lessee to any other person or entity unaffiliated with Lessor, with an outstanding principal balance in excess of $1,000,000.00, whether now or hereafter existing or (ii) owed by any Guarantor to any other person or entity unaffiliated with Lessor, with an outstanding principal balance in excess of $1,000,000.00, whether now or hereafter existing;

(g) There shall be a change in the beneficial ownership and control, directly or indirectly, of the majority of the outstanding voting securities or other interests entitled (without regard to the occurrence of any contingency) to elect or appoint members of the board of directors or other managing body of Lessee or Guarantor (a "change of control"), or there


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is any merger, consolidation, dissolution, liquidation, winding up or sale or other transfer of all or substantially all of the assets of Lessee or Guarantor pursuant to which there is a change of control or cessation of Lessee or Guarantor or their businesses.

(h) The occurrence of any event described as a Default or an Event of Default in any applicable Rider now or hereafter executed by the parties;

(i) There is a material adverse change in Lessee's or any Guarantor's financial condition since the first Acceptance Date.

17. REMEDIES: (a) Upon the occurrence of any Event of Default, then, to the extent permitted by applicable law, Lessor shall have the right to exercise any one or more of the following remedies:

(i) To proceed by appropriate court action to enforce performance by Lessee of its obligations hereunder or to recover damages for breach thereof;

(ii) To take possession of any Item, wherever located, without notice, legal process, prior judicial hearing, or liability for trespass or other damage (WHICH RIGHTS LESSEE HEREBY VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY WAIVES) and thereafter hold, sell, operate or lease such Item free of claims of Lessee, except as set forth below;

(iii) By notice to Lessee, to terminate or cancel this Lease and declare all Rent then owing to Lessor hereunder immediately due and payable (whereupon Lessee shall promptly pay the same):

(iv) To demand immediate payment of the Stipulated Loss Value of the Equipment as liquidated damages for the remaining term (whereupon Lessee shall promptly pay the same); and

(v) To pursue any other remedy available to Lessor at law or in equity.


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(b) Lessor and Lessee agree that an amount equal to the Stipulated Loss Value of the Equipment represents a reasonable return for the use of the Equipment and for the depreciation thereof, and shall be the basis for liquidated damages for the remaining term for which Lessee shall be liable to Lessor upon the occurrence of an Event of Default. Any amounts realized by Lessor on account of the Equipment subsequent to Lessor's taking possession thereof pursuant to
Section 17(a)(ii) shall, after reimbursement to Lessor of all its expenses incurred in connection therewith, including legal fees (and a reasonable allocation of the compensation, costs and expenses of internal counsel, based upon time spent), be credit to amounts of Stipulated Loss Value and all other Rent owing by Lessee hereunder or, if such Stipulated Loss Value and all other Rent has been paid, paid to Lessee.

(c) If Lessor elects not to sell, re-lease, or otherwise dispose of all or any part of the Equipment, and holds such Equipment for Lessee for the remaining Term, Lessor may recover, in addition to all Rent accrued and unpaid as of the date of Lessor's recovery of possession of the Equipment, the present value, as of such date, of the Rent for the remainder of the Term respecting such Equipment (which Term shall include, for this purpose, to the extent applicable, any agreed upon extensions and renewals which would, in the absence of an Event of Default, automatically extend the Term upon Lessee's failure to exercise any option to purchase contained in any addenda or Rider hereto). Present value shall be computed using a discount rate equal to the Prime Rate in effect on the Acceptance Date.

(d) If Lessor sells, leases, or otherwise disposes of all or any part of the Equipment, Lessor may recover from Lessee, in addition to any Rent accrued and unpaid as of the date of Lessor's recovery of possession of the Equipment, the present value computed by using a discount rate equal to the Prime Rate in effect on the Acceptance Date, of the difference between (i) the Rent for the remainder of the Term respecting such Equipment (which Term shall include, for this purpose, to the extent applicable, any agreed upon extensions and renewals which would, in the absence of an Event of Default,


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automatically extend the Term upon Lessee's failure to exercise any option to purchase contained in any addenda or Rider hereto) and (ii) except in the case of a substantially similar lease, the market rent for such period of time determined by Lessor in its sole discretion, or (iii) in the case of a lease of Equipment which is substantially similar to this Lease, the total rent for the lease term of such substantially similar lease.

(e) Time of performance of Lessee's obligations hereunder is of the essence. All remedies of Lessor hereunder are cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy to the exclusion of any other remedy or to preclude the exercise of any other remedy at any other time. However, Lessor is entitled to only one satisfaction. Failure of the part of Lessor to exercise, or delay in exercising, any right or remedy hereunder or Lessor's failure at any time to require performance by Lessee of any of the provisions hereof shall not operate as a waiver thereof, nor shall any single or partial exercise by Lessor of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy. Lessee shall be liable for all charges, costs, expenses and attorneys' fees incurred by Lessor (including a reasonable allocation of the compensation, costs and expenses of internal counsel, based upon time spent): (i) in defending or protecting its interests in the Equipment or any Item or part thereof; (ii) in the negotiation, execution, delivery, administration, amendment or enforcement of this Lease or the collection of any Rent hereunder; (iii) in any lawsuit or other legal proceeding in any way connected with this Lease, including, but not limited to, any contract or tort or other actions, any arbitration or other alternative dispute resolution proceeding, all appeals and judgment enforcement actions and any bankruptcy proceeding (including, but not limited to, any relief from stay and/or adequate protection motions, cash collateral disputes, assumptions/rejection motions and disputes or objections to any proposed disclosure statement or reorganization plan). Lessee acknowledges and agrees that the preceding sentence shall survive and not be merged with any judgment in connection with any exercise of any remedy by Lessor provided hereunder. Lessee shall pay to Lessor interest on any overdue payments under Section 13, 14 or 15 or amounts due under this Section 17 after demand therefor and until paid at a


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rate per annum equal to the lesser of five percent (5%) above the Prime Rate then in effect or the maximum amount permitted to be charged by Lessor by applicable law.

18. ASSIGNMENT. (a) Lessor may sell, assign or otherwise transfer all or any part of its right, title and interest in and to the Equipment and/or this Lease or in any Schedule executed in connection herewith, to a third-party assignee, subject to the terms and conditions of this Lease including, but not limited to, the right to the quiet enjoyment by Lessee as set forth in Section 4 above. Any such assignee may assume all of the rights and obligations of Lessor in connection with the Equipment or any Schedules sold, assigned or otherwise transferred, in which case Lessor shall be relieved therefrom. To the extent of any such assumption of obligations, all references to Lessor herein shall thereafter mean such assignee.

(b) Lessor may also pledge, mortgage or grant a security interest in the Equipment and assign this Lease as collateral. Each such pledgee, mortgagee, lien holder or assignee shall have any and all rights as may be assigned by Lessor but none of the obligations of Lessor hereunder. Any pledge, mortgage or grant of security interest in the Equipment or collateral assignment of this Lease shall be subject to the terms and conditions hereof including, but not limited to, the right to the quiet enjoyment of the Equipment by Lessee as set forth in Section 4 above. If Lessor grants a security interest in all or any part of any Schedule, any Equipment covered thereby and/or any sums payable thereunder, only the original of the Schedule held by Lessor shall be effective to transfer Lessor's rights therein.

(c) Lessee shall not be relieved of any of its obligations hereunder by reason of any such sale, assignment, or other transfer referred to in Subsection (a) above, or any pledge, mortgage, grant of security interest or collateral assignment referred to in Subsection (b) above, all of which such obligations shall remain absolute and unconditional, including, but not limited to, Lessee's obligations to pay Rent as set forth in Section 5 above. Lessee agrees that it will not assert against any purchaser, pledgee, mortgagee, lien holder or assignee (collectively, an "Assignee") any defense, counterclaim or offset that Lessee may have against Lessor and Lessee acknowledges that any such assignment or other transfer by Lessor, or any such pledge, mortgage, grant of security interest or collateral assignment by Lessor, shall not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee. Upon the written request of Lessor, Lessee shall acknowledge all such obligations to the Assignee, which such acknowledgment shall be in such form and substance as Lessor or any such Assignee may require, consistent with their normal business practices.

(d) LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY OR PLEDGE ANY OF ITS INTEREST IN THIS LEASE OR ANY OF THE EQUIPMENT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. ANY SUCH SALE, TRANSFER, ASSIGNMENT, SUBLEASE, CONVEYANCE, OR PLEDGE, WHETHER BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SHALL BE VOID.

19. REPORTS: (a) Lessee will immediately notify Lessor of:

(i) Each Event of Loss or accident involving or allegedly involving any Item; or

(ii) Any Lien (other than a Lessor Lien) which shall have attached to any Item;
or

(iii) The occurrence of any Event of Default or event which, with the lapse of time or giving of notice or both could become an Event of Default.

(b) Lessee and each Guarantor shall, as soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter, furnish to Lessor its unaudited financial statements including in each instance, balance sheets, income statements, and statements of cash flow, on a consolidated and consolidating basis, as appropriate, and separate profit and loss statements as of and for the quarterly period then ended and for its fiscal year to date, prepared in accordance with generally accepted accounting principles, consistently applied, and Lessee and any Guarantor hereunder shall, as soon as practicable, and in any event within one hundred five (105) days after the end of each fiscal year, furnish to Lessor its annual audited financial statements, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by its independent accountants. Such audited financial statements shall be accompanied by the independent accountant's opinion, which opinion shall be in form generally recognized as "unqualified".

20. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each
Schedule:

(a) Lessee has full power, authority and legal right to enter into and to perform its obligations under this Lease and all related documents (collectively the "Documents"), is in good standing under the law of its jurisdiction of incorporation and is duly qualified to do business and in good standing wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located. Lessee shall not, without 30 days prior written notice to Lessor, change its name such that any financing statement or other record notice may become misleading or change its location (including without limitation, its jurisdiction of organization if it is a registered organization) from its location as of the date of this Agreement.

(b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements of Lessee, enforceable against it in accordance with their terms.

(c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality, or any person, with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

(d) The entry into and performance by Lessee of its obligations under the Documents will not (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any Lien, pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Lessee is a party.

(e) There is no existing Event of Default under this Lease or any existing default in connection with any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Lessee is a party.

(f) There are no suits or proceedings pending or threatened in any court or by any governmental agency against or affecting Lessee, which, if adversely determined, would have a material adverse effect on the ability of Lessee to fulfill its obligations under this Lease or its financial condition or prospects.

(g) Each balance sheet, income statement, and statement of cash flow delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such balance sheet, income statement, and statement of cash flow, there has been no material adverse change in the financial condition or prospects of Lessee.

(h) The Equipment will at all times be used for commercial or business purposes.

21. MISCELLANEOUS, JURY WAIVER, GOVERNING LAW, JURISDICTION, VENUE: (a) Nothing herein contained shall give or convey to Lessee any right, title or interest in and to any Equipment leased hereunder except as a lessee. Should Lessor permit the use of any Equipment beyond the specified Term thereof, the obligations of Lessee hereunder shall continue (including the obligation to pay the Basic Rent at the highest rate applicable during the Term with respect thereto) and such permissive use shall not be construed as renewal of the Term thereof nor as a waiver of any right or continuation of any obligation of Lessor hereunder. Lessee's obligations pursuant to Sections 11, 12, 13, 14 and 15 shall survive the expiration or earlier termination of this Lease and Lessee shall remain liable therefor. Equipment shall at all times remain personal property of Lessor notwithstanding any affixation to the real estate.

(b) The Equipment subject hereto is and at all times shall be and remain the sole and exclusive property of Lessor, and Lessee shall have no right, title or interest therein or thereto, except as expressly set forth in this Lease. As a precaution, Lessee hereby also grants hereto, Lessor a first priority continuing lien and security interest in the Equipment subject thereto and the proceeds thereof to secure any obligation of Lessee under this Lease, each Schedule hereunder, any other agreement between Lessor and Lessee. Lessee further agrees that Lessee's obligations hereunder are additionally secured by all security interests, liens and encumbrances heretofore, now or hereafter granted by Lessee to Lessor under any instrument, whether or not related to this Lease. Lessee agrees to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, or notifying of the interest of Lessor in the Equipment upon request of, and as determined by, Lessor. Lessee hereby specifically authorizes Lessor to file financing statements not signed by Lessee or to execute same for and on behalf of Lessee as Lessee's attorney-in-fact, irrevocably and coupled with an interest, for such purposes.

(c) To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a lessee by such applicable law (including but not limited to Article 2A of the UCC) to: (i) cancel this Lease; (ii) repudiate this Lease; (iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) a security interest in the Equipment in Lessee's possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease;
(viii) accept partial delivery of the Equipment; (ix) "Cover" by making any purchase or lease of, or contract to purchase or lease, Equipment in substitution for that due from Lessor; (x) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (xi) obtain specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in Section 17 of this Lease or which may otherwise limit or modify any of Lessor's rights or remedies under Section 17.

Any action by Lessee against Lessor for any default by Lessor under this Lease, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues. LESSOR AND LESSEE EACH WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR IN RELATION HERETO.

(d) All notices hereunder shall be in writing and shall be delivered by hand, by overnight courier or by certified or registered mail, return receipt requested, to each party at its address set forth below, as such address may be changed by such notice. All notices shall be deemed given when received, when delivery is refused or when the same are returned for failure to be called for.

(e) If Lessee fails to perform any of its obligations hereunder Lessor may, but shall not be obligated to, perform the same (without such performance constituting a cure or waiver of Lessee's failure to so perform) and Lessee will on demand reimburse Lessor for all its costs and expenses incurred in connection therewith.

(f) THIS LEASE AND THE RIGHTS AND OBLIGATION OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT OR THE STATE OF INCORPORATION OR PRINCIPAL PLACE OF BUSINESS OF THE LESSEE.

LESSEE (i) CONSENTS AT LESSOR'S ELECTION AND WITHOUT LIMITING LESSOR'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) SITUATED IN COOK COUNTY, ILLINOIS;
(ii) WAIVES ANY OBJECTION TO IMPROPER VENUE AND FORUM NON CONVENIENS; AND (iii) CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL, POSTAGE PREPAID, TO LESSEE AT ITS ADDRESS AS SET FORTH HEREIN, WHICH SERVICE SHALL BE DEEMED COMPLETE WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF. If any provision of this Lease shall contravene or be invalid under applicable law or regulation, such contravention or invalidity shall not affect the entire Lease, the provisions held to be invalid to be deemed deleted or modified and the Lease interpreted and construed as though such invalid provision or provisions were not part hereof or conformed thereto.

(g) This Lease, together with each Schedule and Rider, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces any prior or contradictory representations, warranties or agreements by Lessor and Lessee. Unless set forth in a Schedule or Rider, signed by an authorized manager of Lessor, Lessee shall have no right to purchase or otherwise acquire title to or ownership of any Item of Equipment. No agent or employee of any supplier or manufacturer is authorized to bind Lessor to this Lease or any Schedule, or to waive, alter or add to the terms and conditions printed herein and in any Schedule. This is a non-cancelable Lease and Lessee's obligations hereunder are absolute and unconditional. This Lease, any amendments to, variations or modifications of this Lease, any waiver of its provisions or conditions, any consent hereunder and all Schedules shall not be valid unless in writing and signed by an authorized officer or manager of Lessor.

----------
(LESSEE'S INITIALS)

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the 28 day of September, 2001.

HELLER FINANCIAL LEASING, INC., a Delaware corporation
By: John T. Smith
Name: John T. Smith
Title: Vice President
Address: 500 West Monroe Street
Chicago, IL 60661
Facsimile No.: (312) 441-6915

STAR SCIENTIFIC, INC., a Delaware corporation
By: Christopher G. Miller
Name: Christopher G. Miller
Title: Chief Financial Officer
Address: 801 Liberty Way
Chester, Virginia 23836
Facsimile No.: 804-530-7743

STAR TOBACCO & PHARMACEUTICALS, INC., a Virginia corporation
By: David M. Dean
Name: David M. Dean
Title: Secretary & Treasurer
Address: 801 Liberty Way
Chester, Virginia 23836
Facsimile No.: 804-530-9257

MASTER LEASE SCHEDULE

STAR SCIENTIFIC, INC.
801 Liberty Way
Chester, Virginia 23836

STAR TOBACCO & PHARMACEUTICALS, INC.
801 Liberty Way
Chester, Virginia 23836

Master Lease Agreement No.: 196-0181
Master Lease Agreement Date: September 28, 2001
Master Lease Schedule No.: 001
Master Lease Schedule Date: September 28, 2001

The Equipment described below is hereby leased on the terms and conditions specified herein and in the above-referenced Master Lease Agreement between the Lessee shown above and Heller Financial Leasing, Inc., a Delaware corporation, the terms and conditions of which are incorporated herein by this reference. Capitalized terms used in this Schedule shall have the same meaning as set forth in the above-referenced Master Lease Agreement.

1. Items of Equipment. The Items of Equipment covered by this Schedule are described in the attached Schedule A, which is incorporated herein by this reference, together with all attachments, replacements, parts, substitutions, acquisitions, upgrades, repairs, accessions and accessories incorporated therein and/or affixed thereto (the "Equipment").

2. Equipment Cost. The aggregate Equipment Cost of the Items of Equipment covered by this Schedule is Three Million and 00/100 Dollars ($3,000,000.00). The Equipment Cost of each Item of Equipment covered by this Schedule shall be the purchase price therefor as reflected in the contract or bill of sale, as applicable, by which Lessor acquires the Item.

3. Equipment Location. The location(s) of the Items of Equipment covered by this Schedule shall, at all times during the Term with respect thereto, be as set forth in the attached Schedule A.

4. Classification. The Equipment covered by this Schedule is classified under
Section 168(e) of the Internal Revenue Code of 1986, as N/A year property.

5. Acceptance Date. The Acceptance Date for the Equipment covered by this
Schedule is September 28, 2001.

6. Commencement Date. The Commencement Date for the Equipment covered by this Schedule shall be October 1, 2001.

7. Initial Term. The initial Term for the Equipment covered by this Schedule shall be the period from the Acceptance Date to the Commencement Date, plus 36 months, plus one (1) day if rent is payable in arrears.

8. Basic Rent. Basic Rent for the Equipment covered by this Schedule in the amount of Ninety-five Thousand Four Hundred Twenty-two and 81/100 Dollars ($95,422.81), plus applicable taxes, shall be due in advance on the first day of each consecutive calendar month during the Term, commencing on October 1, 2001.

Executed and delivered as of the date above shown as a Schedule to the above-referenced Master Lease Agreement.

"LESSOR"
HELLER FINANCIAL LEASING, INC., a Delaware Corporation
By: John T. Smith
Name: John T. Smith
Title: Vice President

"LESSEE"
STAR SCIENTIFIC, INC., a Delaware corporation
By: Christopher G. Miller
Name: Christopher G. Miller
Title: Chief Financial Officer

STAR TOBACCO & PHARMACEUTICALS, INC., a Virginia corporation
By: David M. Dean
Name: David M. Dean
Title: Secretary & Treasurer

Chicago\Star Scientific, Inc.\massched\092001

Master Lease Agreement No.: 196-0181
Master Lease Agreement Date: September 28, 2001
Master Lease Schedule No.: 001
Master Lease Schedule Date: September 28, 2001

STIPULATED LOSS VALUE RIDER

This Stipulated Loss Value Rider is an integral part of the above-referenced Master Lease Schedule (the "Schedule") to the above-referenced Master Lease Agreement (the "Lease") between Star Scientific, Inc., a Delaware corporation and Star Tobacco & Pharmaceuticals, Inc., a Virginia corporation (individually and collectively, "Lessee"), and Heller Financial Leasing, Inc., a Delaware corporation, ("Lessor"), the terms and conditions of which are incorporated herein by this reference. Capitalized terms used in this Rider and not otherwise defined herein shall have the same meaning as set forth in the Lease.

The Stipulated Loss Value for each item of Equipment described in the Schedule shall equal the original Equipment Cost of the item multiplied by the factor below corresponding to the rental period month in which payment of the Stipulated Loss Value is due, plus the Basic Rent due on such payment date:

PERIOD                        FACTOR                PERIOD              FACTOR
Pre-Commencement Date         105.00%
1                             100.74%               19                  61.78%
2                             99.00%                20                  59.06%
3                             97.22%                21                  56.28%
4                             95.39%                22                  53.43%
5                             93.51%                23                  50.51%
6                             91.59%                24                  47.51%
7                             89.62%                25                  44.44%
8                             87.60%                26                  41.29%
9                             85.53%                27                  38.06%
10                            83.41%                28                  34.75%
11                            81.24%                29                  31.36%
12                            79.01%                30                  27.88%
13                            76.73%                31                  24.32%
14                            74.39%                32                  20.67%
15                            71.99%                33                  16.93%
16                            69.53%                34                  13.09%
17                            67.01%                35                  9.16%
18                            64.43%                36                  5.13%

Executed and delivered effective as of the date of the Schedule.
"LESSOR"
HELLER FINANCIAL LEASING, INC., a Delaware corporation
By: John T. Smith
Name: John T. Smith
Title: Vice President

"LESSEE"
STAR SCIENTIFIC, INC., a Delaware corporation
By: Christopher G. Miller
Name: Christopher G. Miller
Title: Chief Financial Officer

STAR TOBACCO & PHARMACEUTICALS, INC., a Virginia corporation
By: David M. Dean
Name: David M. Dean
Title: Secretary & Treasurer

Master Lease Agreement No.: 196-0181
Master Lease Agreement Date: September 28, 2001
Master Lease Schedule No(s).: 001
Master Lease Schedule Date(s): September 28, 2001

PURCHASE OPTION RIDER

This Purchase Option Rider is an integral part of the above-referenced Master Lease Schedule(s) (the "Schedule(s)") to the above-referenced Master Lease Agreement (the "Lease") between Star Scientific, Inc., a Delaware corporation and Star Tobacco & Pharmaceuticals, Inc., a Virginia corporation (individually and collectively, "Lessee"), and Heller Financial Leasing, Inc., a Delaware corporation, ("Lessor"), the terms and conditions of which are incorporated herein by this reference. Capitalized terms used in this Rider and not otherwise defined herein shall have the same meaning as set forth in the Lease.

Notwithstanding any provisions either express or implied to the contrary in the Lease or Schedule(s), provided no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, Lessee, upon written notice received by Lessor from Lessee not less than one hundred eighty (180) days prior to the expiration of the Initial Term of the Schedule first expiring under the Lease, as shown in such Schedule ("the Initial Term"), shall have the right, but not the obligation, with respect to all, but not less than all, of the Items of Equipment described in the Schedule(s), to purchase all of Lessor's right, title and interest, if any, in and to all, but not less than all, such items of Equipment for an amount equal to (a) One and 00/100 Dollar ($1.00) plus (b) any sales, use, property or excise taxes on or measured by such sale and any other expenses of transfer (all of the foregoing being collectively referred to herein as the "Aggregate Purchase Price"). Lessee shall pay the Aggregate Purchase Price to Lessor not later than the last day of the Initial Term.

If for any reason whatsoever, Lessee does not exercise its purchase option as contained in this Rider, then all of the terms and provisions of the Schedule(s) shall continue in full force and effect with respect to such items of Equipment for the full Term with respect thereto.

Lessee agrees that any sale, conveyance or transfer by Lessor pursuant hereto shall be of Lessor's right, title and interest, if any, in and to the Items of Equipment, and shall be AS IS, WHERE IS, WITHOUT WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WARRANTY OF MERCHANTABILITY AND FITNESS FOR PURPOSE, and Lessee shall hold harmless and indemnify Lessor from and against all claims, liabilities, losses and costs alleged against or incurred by Lessor, including claims for property damage, personal injury or death to Lessee and/or third parties growing out of or resulting from the ownership, use or possession of the Items of Equipment, or imposed upon, inclined or directed against Lessor, whatsoever levied on, on account of, or as a consequence of the sale and purchase of the Items of Equipment.

Executed and delivered effective as of September 28, 2001.

"LESSOR"
HELLER FINANCIAL LEASING, INC., a Delaware corporation
By: John T. Smith
Name: John T. Smith
Title: Vice President

"LESSEE"
STAR SCIENTIFIC, INC., a Delaware corporation
By: Christopher G. Miller
Name: Christopher G. Miller
Title: Chief Financial Officer

STAR TOBACCO & PHARMACEUTICALS, INC., a Virginia corporation
By: David M. Dean
Name: David M. Dean
Title: Secretary and Treasurer